Exhibit 10.10

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 21, 2011, is made by and among SUNSHINE HEART, INC., a Delaware corporation, with its principal offices at 7651 Anagram Drive, Eden Prairie, Minnesota 55344 (the “Company”), and the investors (individually, a “Purchaser” and collectively, the “Purchasers”) listed on the Schedule of Purchasers attached hereto as EXHIBIT A (the “Schedule of Purchasers”).

RECITALS

The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act; and in reliance upon, and in conformity with, the requirements of Regulation S (“Regulation S”) under the Securities Act.

On the terms and conditions stated in this Agreement, the Company wishes to sell and the Purchasers wish to purchase, in the aggregate, up to Fifteen Million Australian Dollars (A$15,000,000) in value of shares of the Company’s Common Stock, par value US$0.0001 per share (the “Common Shares”) and warrants, in substantially the form attached hereto as EXHIBIT B (the “Warrants”), to acquire up to that number of additional shares of the Company’s Common Stock equal to thirty percent (30%) of the number of Common Shares purchased by such Purchaser (rounded up to the nearest whole share)(the shares of the Company’s Common Stock issuable upon exercise of or otherwise pursuant to the Warrants collectively are referred to herein as the “Warrant Shares” which, together with the Common Shares and the Warrants are collectively referred to herein as the “Securities”).  The Common Shares and Warrant Shares are to be issued to CHESS Depositary Nominees Pty Ltd. (“CDN”) which will hold legal title to the Common Shares and Warrant Shares on behalf of the Purchasers for their benefit through the issue of CHESS Depositary Interests (“CDIs”) that will be quoted on the stock market of the Australian Securities Exchange (the “ASX”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      PURCHASE AND SALE OF COMMON SHARES AND ISSUANCE OF WARRANTS.

(a)                                  Purchase Price.  The Company hereby agrees to issue and sell to the Purchasers and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions hereof, at the applicable Closing(s) (as hereinafter defined), the Purchasers, severally and not jointly, agree to purchase from the Company the number of Common Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers with respect to such Closing at a purchase price of A$0.04 (in Australian dollars) per share (the “Per Share Purchase Price”).  In no event shall the sale of the Common Shares and Warrants under this Agreement exceed A$15,000,000 in value (not including proceeds received by the Company upon the exercise of the Warrants).

(b)                                  Closings.  The sale and purchase of the Common Shares and Warrants shall occur in one or more closings (each a “Closing” and collectively, the “Closings”).  Each Closing shall be held at the offices of Honigman Miller Schwartz and Cohn LLP at 350 East Michigan Avenue, Suite 300, Kalamazoo, MI 49007 at 10:00 a.m., local time, or at such other time and place, or remotely by facsimile or other electronic transmission, as the Company and the Purchasers purchasing the Common Shares and Warrants at such Closing shall agree.

(c)                                  Initial Closing.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the first closing of the sale and purchase of Securities under this Agreement in an amount of Five Million Australian Dollars (A$5,000,000) in value of the Shares (the “Initial Closing”) shall take place on July 25, 2011 (or such other date and time as is mutually agreed to by the Company and the Purchasers participating in the Initial Closing).  At the Initial Closing, the Company shall issue and sell to each Purchaser, and each Purchaser severally, but not jointly, shall purchase from the Company, that number of Common Shares as is set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers with respect to the Initial Closing; provided, however, that the aggregate number of Common Shares sold at the Initial Closing plus the Warrant Shares issuable in connection with the Warrants issued at the Initial Closing shall not exceed fifteen percent (15%) of the Company’s ordinary securities on issue as of the date of the Initial Closing, as calculated in the formula set forth in SCHEDULE 4(F).  The Common Shares shall be issued to CDN and the Purchasers shall be issued a corresponding number of CDIs.  In addition, subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, at the Initial Closing each Purchaser shall receive a Warrant to purchase a number of Warrant Shares as indicated in column (4) on the Schedule of Purchasers with respect to the Initial Closing.  The Warrants shall have an exercise price equal to A$0.056 (in Australian dollars), subject to applicable adjustments.

(d)                                  Subsequent Closings.  Subject to receipt of the stockholder approval set forth in Section 4(f) for sales of Common Shares and Warrant Shares underlying Warrants, in the aggregate, in excess of fifteen percent (15%) of the Company’s ordinary securities on issue as calculated in the formula set forth in SCHEDULE 4(F) as of the date of the Initial Closing, at any time after the Initial Closing, to the extent that (i) the Purchasers already a party to this Agreement (at the time determined, the “Existing Purchasers”), and/or (ii) additional Purchasers reasonably acceptable to the Company (each an “Additional Purchaser”), agree by execution of a counterpart of this Agreement entitled “Subsequent Closing Signature Page” (each, a “Subsequent Closing Signature Page”) to purchase A$50,000 or any greater amount in value (unless such minimum amount is waived by the Company) of Common Shares and Warrants, which amount shall be set forth on such Subsequent Closing Signature Page, the Company shall, within three (3) days thereafter, hold an additional Closing with respect to the purchase of such Common Shares and Warrants (each a “Subsequent Closing”, and with the Initial Closing, the “Closings” and each a “Closing”); provided, however, that the aggregate purchase price of the Common Shares and Warrants issued at all Closings may not exceed Fifteen Million Australian Dollars (A$15,000,000) and provided further, however, that all Subsequent Closings shall occur on or before August 31, 2011, and only for so long as all of the conditions precedent to such Subsequent Closing set forth in Section 6 and Section 7 have been satisfied or waived.  The terms of the transactions consummated at each Subsequent Closing shall be identical to the terms consummated at the Initial Closing, excepting the date of the Common Shares and Warrants issued.  In connection with a Subsequent Closing, the Company shall amend the Schedule of Purchasers to reflect any additional purchase by the Existing Purchasers and to add any Additional Purchasers.

(e)                                  Form of Payment. Except as may otherwise be agreed to among the Company and one or more of the Purchasers, on the date of each Closing, each Purchaser shall wire its Subscription Amount (as defined below) with respect to such Closing, in United States Dollars (determined using the rate of conversion from Australian Dollars to United States Dollars published in the Wall Street Journal (U.S.) on the Business Day immediately prior to the applicable Closing) and in immediately available funds, to the account set forth on EXHIBIT C hereto.  On the date of each Closing, the Company shall irrevocably instruct its transfer agent to deliver to CDN one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 2(i) hereof), evidencing the number of Common Shares each Purchaser is purchasing at such Closing, as is set forth on (i) with respect to the Initial Closing, such Purchaser’s signature page to this Agreement next to the heading “Number of Common Shares to be Acquired” and (ii) with respect to a Subsequent Closing, such Purchaser’s Subsequent Closing Signature Page next to the heading “Number of Common Shares to be Acquired”, in each case, with a corresponding number of CDIs to be issued to the Purchaser as set forth on the Securities Certificate Questionnaire included as EXHIBIT D hereto, with the holding statements for CDIs sent to the Purchasers within three (3) Business Days (as defined below) after such Closing.  “Subscription Amount” means with respect to each Purchaser, (i) with respect to the Initial Closing, the aggregate amount to be paid for the Common Shares and Warrants purchased hereunder at the Initial Closing as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)” and (ii) with respect to a Subsequent Closing, the aggregate amount to be paid for the Common Shares and Warrants purchased hereunder at such Subsequent Closing as indicated on such Purchaser’s Subsequent Closing Signature Page next to the heading “Aggregate Purchase Price (Subscription Amount).”

(f)                                    Closing Deliveries of the Company.  On or prior to each Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser participating in such Closing the following (the “Company Deliverables”):

(i)                                    this Agreement, duly executed by the Company;

(ii)                                facsimile copies of one or more stock certificates, free and clear of all restrictive and other legends (except as provided in Section 2 hereof), evidencing the Common Shares subscribed for by Purchaser hereunder with respect to such Closing, registered in the name of CDN and with a corresponding number of CDIs to be issued to the Purchaser as set forth on the Securities Certificate Questionnaire included as EXHIBIT D hereto (the “Stock Certificates”), with the holding statements for CDIs sent to the Purchasers within three (3) Business Days of such Closing;

(iii)                            a Warrant, executed by the Company and registered in the name of such Purchaser as set forth on the Securities Certificate Questionnaire included as EXHIBIT D hereto, pursuant to which such Purchaser shall have the right to acquire such number of Warrant Shares as indicated in column (4) on the Schedule of Purchasers with respect to such Closing;

(iv)                               a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the date of such Closing, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents, as defined herein, and the issuance of the Common Shares and Warrants, (b) certifying the current versions of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), as amended, and Bylaws of the Company (the “Bylaws”) and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(v)                                   the Officer’s Certificate referred to in Section 7(e); and

(vi)                               a certified copy of the Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware, as of a date within ten (10) Business Days of the date of such Closing.

(g)                                 Closing Deliveries of the Purchasers.  On or prior to a Closing, each Purchaser participating in such Closing shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)                                    this Agreement, duly executed by such Purchaser;

(ii)                                its Subscription Amount with respect to such Closing by wire transfer to the account set forth on EXHIBIT C attached hereto; and

(iii)                            a fully completed and duly executed Securities Certificate Questionnaire and Investor Questionnaire, reasonably satisfactory to the Company in the forms attached hereto as EXHIBIT D and EXHIBIT E, respectively.

2.                                      PURCHASER’S REPRESENTATIONS AND WARRANTIES.   Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the date of each Closing in which such Purchaser participates to the Company as follows:

(a)                                  Organization and Good Standing.  If the Purchaser is an entity, such Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)                                  Authorization and Power.  Each Purchaser has the requisite power and authority to enter into and perform the Transaction Documents (as defined below) to which such Purchaser is a party and to purchase the Common Shares and Warrants being sold to it hereunder and any Warrant Shares to be issued upon exercise of Warrants. If Purchaser is an entity, the execution, delivery and performance of the Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders or partners, as the case may be, is required.

(c)                                  No Public Sale or Distribution.  Such Purchaser is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of the Transaction Documents. Such Purchaser is acquiring the Common Shares and Warrants hereunder, and any Warrant Shares to be issued upon exercise of Warrants, in the ordinary course of its business. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(d)                                  Accredited Investor Status.  Such Purchaser represents and warrants that it is an “accredited investor” within the meaning of Rule 501 of Regulation D, as promulgated under the Securities Act.  Each Purchaser that is an entity formed for the specific purpose of purchasing the Common Shares and Warrants under this Agreement and any Warrant Shares to be issued upon exercise of Warrants represents and warrants that, to the best of such Purchaser’s knowledge (after due inquiry), each equity owner of such Purchaser is also an “accredited investor” within the meaning of Regulation D, as promulgated under the Securities Act.

(e)                                  Reliance on Exemptions.  Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(f)                                    Information and Exculpation.

(i)                                    Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances, prospects and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Purchaser as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(ii)                                Such Purchaser acknowledges that it is making such investment based on the results of its own due diligence investigation of the Company, and such Purchaser has not relied on any information or advice furnished by or on behalf of the Agent (as defined below) in connection with the transactions contemplated hereby. Such Purchaser acknowledges that Agent has not made, and will not make, any representations and warranties with respect to the Company or the transactions contemplated hereby, and such Purchaser will not rely on any statements made by Agent, orally or in writing, to the contrary. Such Purchaser further acknowledges that Agent will not be responsible for the ultimate success of its investment in the Company. In light of the foregoing, to the fullest extent permitted by law, such Purchaser releases Agent, its employees, officers and affiliates from any liability with respect to such Purchaser’s participation in the transactions contemplated hereby.

(g)                                 No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)                                 Transfer or Resale.  Such Purchaser understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(h); provided, that such Purchaser and its pledgees make such pledge in accordance with applicable laws.

(i)                                    Legends. Such Purchaser understands that the certificates or other instruments representing the Securities, until such time as the resale of the Securities have been registered under the Securities Act or are eligible for sale pursuant to Rule 144, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”) or CDN, as applicable, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.  Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.  If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Business Days following the delivery by a Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends.  The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 2(i).  Certificates for Securities free from all restrictive legends may be transmitted by the transfer agent to a Purchaser by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(j)                                    Regulation S.  Each Purchaser with an address outside the United States further represents and warrants that:

(i)                                    Such Purchaser is not a U.S. Person, as defined in SEC Rule 902 and is not purchasing the Securities for the account or benefit of a U.S. Person.

(ii)                                Such Purchaser acknowledges its understanding that the offer and sale of the Securities is intended to be exempt from the registration requirements of the Securities Act, by virtue of the exemption from registration provided by Regulation S promulgated thereunder.  Such Purchaser is aware and understands that the Securities may be resold, pledged, assigned or otherwise disposed of to a U.S. Person or for the account or benefit of a U.S. Person prior to the expiration of the one (1)-year Distribution Compliance Period, as defined in Regulation S, which shall be for one (1) year following the date after sale pursuant to this Agreement, and thereafter only if the Securities are subsequently registered under the Securities Act or an exemption from such registration is available pursuant to Regulation S promulgated under the Securities Act or pursuant to another available exemption from registration.  Such Purchaser further agrees not to engage in any hedging transactions with regard to the Securities prior to the expiration of the Distribution Compliance Period unless in compliance with the Securities Act.  Upon request of such Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause the legend to be removed from any certificate for any Securities to be so transferred.

(iii)                            Such Purchaser understands that the certificates or other instruments representing the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE

MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(k)                                Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(l)                                    No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(m)                              Residency. Such Purchaser is a resident of that jurisdiction specified below its address on the Schedule of Purchasers.

(n)                                 No General Solicitation.  Each Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(o)                                  Independent Investment.  No Purchaser has (i) agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) entered or agreed to enter into a relevant agreement with any other Purchaser or other party for the purpose of controlling or influencing the composition of the Company’s board or the conduct of the Company’s affairs for the purposes of the Corporations Act 2001 (Cth); or (iii) acted, is acting or is proposing to act in concert with any other Purchaser or other party in relation to the Company’s affairs for the purposes of the Corporations Act (Cth) 2001, and each Purchaser is acting independently with respect to its investment in the Securities.

(p)                                  Brokers.  Each Purchaser has no knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person or entity, other than the Agent, with respect to the transactions contemplated by this Agreement.

(q)                                  Additional Acknowledgement.  Each Purchaser acknowledges and accepts that the Company may offer its securities to other U.S. investors and various Australian investors upon substantially similar terms and conditions as the Common Shares and Warrants being purchased pursuant to this Agreement.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants as of the date hereof and the date of each Closing (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers the following, except as set forth in the Schedules delivered herewith or disclosed in the reports and other documents filed by the Company with the Australian Securities and Investments Commission (the “ASIC”).  The Schedules shall be arranged in sections corresponding to the lettered subsections contained in this Section 3, and the disclosures in any subsection of the schedules shall qualify other subsections in this Section 3 to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other subsections.

(a)                                  Organization and Qualification. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity (i) in which the Company, directly or indirectly, owns not less than 25% of the capital stock or holds a corresponding equity or similar interest and (ii) which has operations and material assets) are entities duly incorporated or organized, as the case may be, and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, as applicable, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries except as set forth on SCHEDULE 3(A) or as disclosed in the ASIC Documents (as defined below).

(b)                                  Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by the Company’s

Board of Directors and no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders except for the approval of the Company’s stockholders pursuant to Section 4(f) of this Agreement (the “Stockholder Approval”).  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and subject to the receipt of the Stockholder Approval, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)                                  Issuance of Securities.  The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof and the Securities shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Securities. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(d)                                  No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) subject to the Company’s receipt of the Stockholder Approval,  result in a violation of any applicable law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The Australian Securities Exchange (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the cases of clauses (ii) and (iii) such as would not reasonably be expected to have a Material Adverse Effect.

(e)                                  Consents.  The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof (other than (w) the Company’s receipt of the Stockholder Approval and the Principal Market’s approval for quotation of the CDIs, (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the SEC, the ASIC, state securities administrators or the Principal Market, subsequent to the Closing; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein). The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Company’s Common Stock on the Principal Market in the foreseeable future.

(f)                                    No General Solicitation; Placement Agent’s Fees.  Neither the Company nor any of its Subsidiaries, or to the Company’s knowledge, any of its or their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company acknowledges that it has engaged Summer Street Research Partners, Inc. and RBS Morgans Limited, as placement agents (collectively, the “Agent”) in connection with the sale of the Common Shares and Warrants.  Other than the Agent, neither the Company nor any of its Subsidiaries has engaged any other placement agent in connection with the sale of the Common Shares and Warrants.

(g)                                 ASIC Documents; Financial Statements.  During the one (1) year prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the ASIC pursuant to the reporting requirements of the securities law of Australia (all of the foregoing filed during the one (1) year prior to the date hereof or prior to the date of the Closing and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “ASIC Documents”). As of their respective filing dates, the ASIC Documents complied in all material respects with the requirements of the rules and regulations of the ASIC applicable to the ASIC Documents, and none of the ASIC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the ASIC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the ASIC with respect thereto. Such financial statements have been prepared in accordance with Australian generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, which would not be material, either individually or in the aggregate, and to the extent that such unaudited statements exclude footnotes).  There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its ASIC filings and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect.

(h)                                 Absence of Certain Changes.  Since June 30, 2010, other than as disclosed in the ASIC Documents or documents lodged with the Australian Securities Exchange,

(i) there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries, (ii) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to their capital stock and (iii) there has not been any change in the capital stock of the Company or its Subsidiaries other than the sale of the Common Shares and Warrants hereunder and grants, exercises, terminations, or forfeitures of securities under the Company’s equity or compensation plans. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company is not, and after giving effect to the transactions contemplated hereby to occur at the Closings, the Company will not be, Insolvent (as defined below). For purposes of this Section 3(h), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.  For purposes of this Agreement: “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(i)                                    Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in material violation of any term of or in default under its Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the Bylaws or their organizational charter or bylaws, respectively. Except as described in the ASIC Documents, neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as described in the ASIC Documents or documents lodged with the Australian Securities Exchange, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Company’s Common Stock (represented by CDIs) by the Principal Market in the foreseeable future. During the past two (2) years prior to the date hereof, (i) the Company’s Common Stock represented by CDIs has been designated for quotation or included for listing on the Principal Market, (ii) trading in the CDIs representing the Company’s Common Stock has not been suspended by the ASIC or the Principal Market and (iii) the Company has received no communication, written or oral, from the ASIC or the Principal Market regarding the suspension or delisting of the CDIs representing the Company’s Common Stock from the Principal Market. Except as described in the ASIC Documents or documents lodged with the Australian Securities Exchange, the Company and its subsidiaries hold, and are operating in material compliance with, such permits, registrations, licenses, accreditations, franchises, approvals, authorizations and clearances of applicable governmental authorities (collectively, the “Permits”) required for the conduct of their respective businesses as currently conducted, except where the failure to possess such Permits would not reasonably be expected to have a Material Adverse Effect, and all such Permits are in full force and effect. Except as described in the ASIC Documents or documents lodged with the Australian Securities Exchange, neither the Company nor any Subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(j)                                    Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of One Billion Nine Hundred Sixty Million (1,960,000,000) shares of Common Stock and Forty Million (40,000,000) shares of preferred stock. As of the date hereof, no shares of preferred stock are issued and outstanding. As of June 22, 2011, (w) One Billion Eighteen Million Eight Hundred Forty-Five Thousand Seven Hundred Ten (1,018,845,710) shares of Common Stock were issued and outstanding, (x) One Hundred Eighty-Six Million One Hundred Twenty-Five Thousand Seven Hundred Sixteen (186,125,716) shares were reserved for issuance pursuant to the Company’s equity incentive plans, employee stock purchase plan and new-hire incentive plan, (y) Two Hundred Forty-Four Million One Hundred One Thousand Twenty (244,101,020) shares were reserved for issuance pursuant to outstanding warrants, and (z) Twenty-Four Million One Hundred Twenty-Five Thousand Seven Hundred Sixteen (24,125,716) shares were reserved for issuance pursuant to outstanding options. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as set forth above in this Section 3(j) or on SCHEDULE 3(J), or as disclosed in the ASIC Documents or documents lodged with the Australian Securities Exchange: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, (iii) there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) the Company has no liabilities or obligations required to be disclosed in the ASIC Documents but not so disclosed in the ASIC Documents, which, individually or in the aggregate, will have or would reasonably be expected to have a Material Adverse Effect.  Except as otherwise contemplated by this Agreement, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company has furnished or made available to the Purchasers upon the Purchasers’ request, true, correct and complete copies of the Certificate of Incorporation, as amended and as in effect on the date hereof, and the Bylaws, as amended and as in effect on the date hereof, and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(k)                                Absence of Litigation. Except as set forth in SCHEDULE 3(K) or as disclosed in the ASIC Documents or documents lodged with the Australian Securities Exchange, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Company’s Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such.

(l)                                    Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Except as disclosed in the ASIC Documents, neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(m)                              Employee Relations.

(i)                                    Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No named executive officer of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)                                The Company and its Subsidiaries, to their knowledge, are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(n)                                 Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(o)                                  Intellectual Property Rights.  Except as specifically disclosed in the ASIC Documents (i) the Company owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems, processes or procedures) (collectively, “Intellectual Property”) described or referred to in the ASIC Documents as owned or possessed by them or that are necessary for the conduct of its business as now conducted as described in the ASIC Documents, except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) to its knowledge, the Company is not infringing, and have not received any notice of any asserted infringement by the Company of any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) the Company has not received any notice of, and has no knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company that, individually or in the aggregate, would have a Material Adverse Effect.

(p)                                  Compliance in Clinical Trials. Except as described in the ASIC Documents or documents lodged with the Australian Securities Exchange (and solely to the extent any information contained in such ASIC Documents has not been amended, modified, supplemented, corrected, rescinded or otherwise withdrawn in subsequent material filed by the Company with the ASIC), the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and its Subsidiaries were and, if still pending, are being conducted in compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable laws and authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder, except where the failure to be in compliance has not resulted and would not reasonably be expected to result in a Material Adverse Effect and the Company and its Subsidiaries have not received any notices or correspondence from any applicable governmental authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or its Subsidiaries.

(q)                                  Subsidiary Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company.

(r)                                  Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or has properly requested extensions thereof, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(s)                                  U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Purchaser’s request.

(t)                                    No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings.

(u)                                 Application of Takeover Protections; Rights Agreements. Except as set forth in SCHEDULE 3(U), the Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of the Company’s Common Stock or a change in control of the Company.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities.

(v)                                   Environmental Matters. Except as disclosed in the ASIC Documents or documents lodged with the Australian Securities Exchange, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s knowledge, there is no pending or threatened investigation that might lead to such a claim.

(w)                                Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(x)                                  Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(y)                                  No Additional Agreements.  The Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser to purchase Securities on terms that are different from those set forth herein.

(z)                                  Disclosure. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Agent to provide, any Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

(aa)                            Reservation of Warrant Shares.  The Company will reserve, free of any preemptive or similar rights of shareholders of the Company, a number of unissued shares of Common Stock, sufficient to issue and deliver the Warrant Shares upon the exercise of the Warrants.

(bb)                            Transactions With Affiliates and Employees.  Except as set forth in the ASIC Documents or documents lodged with the Australian Securities Exchange, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction (or to a presently contemplated transaction) with the Company or any Subsidiary (other than for services as employees, officers and directors).

(cc)                            Unlawful Payments.  Neither the Company nor any of its Subsidiaries, nor any directors, officers, nor to the Company’s knowledge, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(dd)                            Money Laundering Laws.  The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(ee)                            OFAC.  Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

4.                                      COVENANTS.

(a)                                  Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)                                  Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to any Purchaser upon request.  The Company, on or before the date of each Closing, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares and Warrants for sale to the Purchasers at such Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken upon Purchaser’s request.  The Company shall make all filings and reports as it reasonably determines are necessary relating to the offer and sale of the Common Shares and Warrants required under applicable securities or “Blue Sky” laws of the states of the United States following the date of each Closing; provided, however, the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction.

(c)                                  Listing.  The Company will use commercially reasonable efforts to have the Common Shares, the Warrant Shares and the CDIs representing such shares approved for quotation on ASX promptly after the Closing and maintain the quotation of such shares and CDIs on the ASX. Each Purchaser acknowledges that they cannot deal in the CDIs representing Common Shares until official quotation is granted in respect of the CDIs representing the Common Shares.

(d)                                  Certain Fees and Expenses.  The Company shall pay all transfer agent fees, stamp or transfer taxes and other taxes (not including income or similar taxes) and duties levied in connection with the sale and issuance of the applicable Securities. Except as otherwise expressly set forth in the Transaction Documents, each party to this Agreement shall bear its own fees and expenses in connection with the sale and issuance of the Securities to the Purchasers (including, without limitation, each party’s legal, accounting and other expenses).

(e)                                  Confidential Information.  Each Purchaser represents to the Company that, at all times during the Company’s offering of the Common Shares and Warrants, the Purchaser (i) has maintained in confidence all non-public information regarding the Company received by the Purchaser from the Company or its agents, including, without limitation, the existence of the transactions contemplated therein, (ii) has used all such non-public information only in connection with the evaluation of the transactions contemplated therein, and (iii) has not purchased or sold the Company’s securities or any securities convertible or exchangeable for any of the Company’s securities while in possession of such information, and that it will continue to comply with (i), (ii) and (iii) above until such information (x) becomes generally publicly available other than through a violation of this provision by the Purchaser or its agents or (y) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (y) the Purchaser shall give the Company prior written notice specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required in the opinion of counsel to the Purchaser.

(f)                                    Stockholder Approval. The Company shall, as promptly as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold an extraordinary general meeting of the Company’s stockholders (the “EGM”) for the purpose of obtaining the requisite stockholder approval required in connection with the Company’s sale of Common Shares and Warrant Shares underlying Warrants under this Agreement, in the aggregate, in excess of fifteen percent (15%) of the Company’s ordinary securities on issue as calculated in the formula set forth in SCHEDULE 4(F) as of the date of the Initial Closing, and shall use its reasonable best efforts to cause the EGM to occur as soon as reasonably practicable.

(g)                                 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities hereunder for general corporate purposes.

(h)                                 Publicity. By 9:00 a.m., New York City time, on the Business Day immediately following the execution of this Agreement, the Company shall issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company may have provided any Purchaser at any time prior to the filing of the Press Release.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any affiliate or investment adviser of any Purchaser in any press release or filing with any regulatory agency or trading market, without the prior written consent of such Purchaser, except as required by law, in which case the Company shall provide such Purchaser with prior written notice of such disclosure.  From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non public information received from the Company, any Subsidiary or any of their respective officers, directors or employees.

(i)                                    Indemnification.  In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any material misrepresentation or breach of any representation or warranty made by the Company in this Agreement or (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement. The Company will not be liable to any Purchaser under this Agreement to the extent that a loss, claim, damage or liability is attributable to any Purchaser’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or in the other Transaction Documents.

(j)                                    Participation Right. From the date hereof through the first anniversary of the Initial Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement (as defined below) unless the Company shall have first complied with this Section 4(j). The Company acknowledges and agrees that the right set forth in this Section 4(j) is a right granted by the Company, separately, to each Purchaser.  “Subsequent Placement” means the issuance, offer, sale, grant of any option or right to purchase, or other disposition of any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Convertible Securities (as defined below), any debt, any preferred stock or any purchase rights.  “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(i)                                    At least five (5) Business Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Purchaser a written notice of its proposal or intention to effect a Subsequent Placement (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (i) a statement that the Company proposes or intends to effect a Subsequent Placement and (ii) a statement informing such Purchaser that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Purchaser within three (3) Business Days after the Company’s delivery to such Purchaser of such Pre-Notice, and only upon a written request by such Purchaser, the Company shall promptly, but no later than one (1) Business Day after such request, deliver to such Purchaser an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Purchaser in accordance with the terms of the Offer an aggregate of twenty-five percent  (25%) of the Offered Securities, provided that the number of Offered Securities which such Purchaser shall have the right to subscribe for under this Section 4(j) shall be based on such Purchaser’s pro rata portion of the aggregate number of Common Shares purchased hereunder by all Purchasers (the “Basic Amount”).

(ii)                                To accept an Offer, in whole or in part, such Purchaser must deliver a written notice to the Company prior to the end of the third (3rd) Business Day after such Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Purchaser’s Basic Amount that such Purchaser elects to purchase (the “Notice of

Acceptance”). Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Purchaser a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Purchaser’s receipt of such new Offer Notice.

(iii)                            The Company shall have five (5) Business Days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Purchaser (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce via press release (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement.

(iv)                               In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(j)(iii) above), then such Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Purchaser elected to purchase pursuant to Section 4(j)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to this Section 4(j) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4(j)(i) above.

(v)                                   Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Purchaser shall acquire from the Company, and the Company shall issue to such Purchaser, the number or amount of Offered Securities specified in its Notice of Acceptance. The purchase by such Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Purchaser of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Purchaser and its counsel.

(vi)                               Any Offered Securities not acquired by a Purchaser or other Persons in accordance with this Section 4(j) may not be issued, sold or exchanged until they are again offered to such  Purchaser under the procedures specified in this Agreement.

(vii)                           Notwithstanding anything to the contrary in this Section 4(j) and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Offer Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Purchaser with another Offer Notice in accordance with, and subject to, the terms of this Section 4(j) and such Purchaser will again have the right of participation set forth in this Section 4(j). The Company shall not be permitted to deliver more than one Offer Notice to such Purchaser in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4(j)(ii).

(viii)                       The restrictions contained in this Section 4(j) shall not apply in connection with the issuance of any Excluded Securities (as defined below). The Company shall not circumvent the provisions of this Section 4(j) by providing terms or conditions to one Purchaser that are not provided to all.  “Excluded Securities” means (A) shares of Common Stock or options to purchase Common Stock (including the issuance of Common Stock upon the exercise of such options) to consultants directors, officers or employees of the Company in their capacity as such pursuant to an Approved Share Plan (as defined below), provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Purchasers; (B) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) issued prior to the date hereof, provided that the conversion or exercise price of any such Convertible Securities is not lowered, none of such Convertible Securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities are otherwise materially changed in any manner that adversely affects any of the Purchasers; (C) the Common Shares, (D) the Warrants, (E) the Warrant Shares (F) any securities of the Company issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement, (G) shares of the Company’s Common Stock issued or issuable in connection with any stock split, stock dividend or subdivision of the Company’s Common Stock, (H) shares of the Company’s Common Stock issued or issuable pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution or equipment lessor approved by the board of Directors of the Company and (I) any equity securities of the Company issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the board of directors of the Company. “Approved Share Plan” means the Company’s 2002 Stock Plan, the Company’s 2011 Equity Incentive Plan, the Company’s employee stock purchase plan and any other employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and options to purchase Common Stock may be issued to any consultant, employee, officer or director for services provided to the Company in their capacity as such.

(ix)                              Notwithstanding the forgoing, in lieu of giving notice to the Purchasers prior to any Subsequent Placement as provided in Section 4(j), the Company may elect to give notice to the Purchasers within thirty (30) days after the closing of an Subsequent Placement.  Such notice shall describe the type, price and terms of the Subsequent Placement.  Each Purchaser shall have twenty (20) days from the date of receipt of such notice to elect to purchase up to the number of shares that such Purchaser would have been entitled to purchase under the terms and conditions of this Section 4(j).  Such purchase shall be on the same terms and conditions and at the same price as the Subsequent Placement. The closing of such sale shall occur within sixty (60) days of the date of notice to the Purchasers.

(x)                                  Unless the Board of Directors of the Company elects otherwise, in the event Purchaser fails to purchase its pro rata share pursuant to this Section 4(j), then such Purchaser shall no longer have any rights pursuant to this Section 4 relating to any Subsequent Placement.

(xi)                              Notwithstanding the foregoing, the Company shall not be required to offer or sell any securities to any Purchaser that would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale.

5.                                      REGISTRAR; TRANSFER AGENT INSTRUCTIONS.

(a)                                  Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(b)                                  Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the DTC, registered in the name of CDN, for the Common Shares and Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company in the form of EXHIBIT F attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(h) hereof, will be given by the Company to its transfer agent with respect to the Common Shares or Warrant Shares, and that the Common Shares and Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.

(c)                                  Breach.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.                                      CONDITIONS TO THE COMPANY’S OBLIGATION TO CLOSE.  The obligation of the Company hereunder to issue and sell the Common Shares and Warrants to each Purchaser at a

Closing is subject to the satisfaction, at or before such Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser participating in such Closing with prior written notice thereof:

(a)                                  Such Purchaser shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)                                  Such Purchaser and each other Purchaser shall have delivered to the Company the applicable Subscription Amount for the Common Shares and Warrants being purchased by the Purchasers at such Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c)                                  The representations and warranties of such Purchaser shall be true and correct in all material respects as of the date when made and as of the date of such Closing as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the date of such Closing.

(d)                                  Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 1(d).

(e)                                  With respect to each Subsequent Closing (and not with respect to the Initial Closing), the issuance of Common Shares and Warrants pursuant to this Agreement is approved by the requisite affirmative vote of the holders entitled to vote thereon at the EGM for all purpose including ASX Listing Rule 7.1.

7.                                      CONDITIONS TO EACH PURCHASER’S OBLIGATION TO CLOSE.  The obligation of each Purchaser hereunder to purchase the Common Shares and Warrants at a Closing is subject to the satisfaction, at or before the date of such Closing, of each of the following conditions, provided that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)                                  The Company shall have duly executed and delivered to such Purchaser each of (i) the Transaction Documents and (ii) the Common Shares (in such amounts as indicated on the Schedule of Purchasers with respect to such Closing) and the Warrants to be issued to such Purchaser at such Closing.

(b)                                  The Company shall have delivered to such Purchaser a copy of the Irrevocable Transfer Agent Instructions, in the form of EXHIBIT F attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(c)                                  The Common Stock represented by CDIs (i) shall be approved for quotation on the Principal Market and (ii) shall not have been suspended, as of the date of such

Closing, by the ASIC or the Principal Market from trading on the Principal Market nor shall suspension by the ASIC or the Principal Market have been threatened, as of the date of such Closing, either (A) in writing by the ASIC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(d)                                  The Company shall have delivered the Company Deliverables in accordance with Section 1(f).

(e)                                  The representations and warranties of the Company shall be true and correct as of the date when made and as of the date of such Closing as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the date of such Closing. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the date of such Closing, to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser, in the form attached hereto as EXHIBIT G.

(f)                                    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(g)                                 With respect to each Subsequent Closing (and not with respect to the Initial Closing), the issuance of Common Shares and Warrants pursuant to this Agreement is approved by the requisite affirmative vote of the holders entitled to vote thereon at the EGM for all purpose including ASX Listing Rule 7.1.

8.                                      TERMINATION.  In the event that the Initial Closing shall not have occurred on or before forty (40) Business Days from the date hereof due to the Company’s or with respect to those Purchasers participating in the Initial Closing, such Purchasers’  failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.  As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

9.                                      MISCELLANEOUS.

(a)                                  Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

(b)                                  Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)                                  Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)                                  Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)                                  Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Purchasers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers holding Common Shares representing at least a majority of the amount of the Common Shares purchased pursuant to this Agreement, or, if prior to the date of the Initial Closing, the Purchasers listed on the Schedule of Purchasers as being obligated to purchase at least a majority of the amount of the Common Shares. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Common Shares, as the case may be. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)                                    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

if to the Company:

Sunshine Heart, Inc.

7651 Anagram Drive

Eden Prairie, Minnesota 55344

Telephone: (952) 345-4201

Facsimile:   (952) 244-0181

Attention:   David A. Rosa, CEO

with a copy (for informational purposes only) to:

Honigman Miller Schwartz and Cohn LLP

350 East Michigan Avenue, Suite 300

Kalamazoo, Michigan 49007

Telephone: (269) 337-7702

Facsimile:  (269) 337-7703

Attention: Phillip D. Torrence, Esq.

if to the Transfer Agent:

Link Market Services Limited

Level 12, 680 George Street, Sydney, NSW 2000

Telephone:  +61 2 8280 7447

Facsimile:   +61 2 9287 0305

Attention:    Rakitha Amaranath

if to a Purchaser, to its address and facsimile number set forth on the Schedule of Purchasers, with copies to such Purchaser’s representatives as set forth on the Schedule of Purchasers;

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares and Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Common Shares issued and issuable hereunder. A Purchaser may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights.  Notwithstanding the foregoing, the representations and warranties of the Company set forth in this Agreement shall not extend to any successors or assigns.

(h)                                 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than each Indemnitees referred to in Section 4(i), except that the Agent may rely upon the representations and warranties contained in Sections 2 and 3 hereof.

(i)                                    Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company contained in Section 3 and the representations and warranties of the Purchasers contained in Section 2 shall survive the Closing for twelve (12) months, and the representations, warranties, agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing indefinitely. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)                                    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)                                No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)                                    Remedies.  Each Purchaser and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m)                              Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchasers hereunder or pursuant to any of the other Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(n)           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Purchaser, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Purchaser.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.  Notwithstanding the foregoing, nothing in this subsection (n) shall be construed to alter or affect the closing condition set forth in Section 6(b) hereof.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature pages to this Securities Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

SUNSHINE HEART, INC.

By:
Name:
Title:

SIGNATURE PAGES FOR THE PURCHASERS FOLLOW

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

1

INITIAL CLOSING SIGNATURE PAGE

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

NAME OF PURCHASER:

By:
Name:
Title:

Aggregate Purchase Price (Subscription Amount): A$[ ]

Number of Common Shares and Warrants to be Acquired: [ ]

Tax ID No.: [ ]

	Address for Notice:	[ ]
[ ]

Telephone No.: [ ]

Facsimile No.: [ ]

E-mail Address: [ ]

Attention: [ ]

Delivery Instructions:

(if different than above)

c/o
Street:
City/State/Zip:
Attention:
Telephone No.:

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

2

SUBSEQUENT CLOSING SIGNATURE PAGE

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

NAME OF PURCHASER:

By:
Name:
Title:

Aggregate Purchase Price (Subscription Amount): A$[ ]

Number of Common Shares and Warrants to be Acquired: [ ]

Tax ID No.: [ ]

	Address for Notice:	[ ]
[ ]

Telephone No.: [ ]

Facsimile No.: [ ]

E-mail Address: [ ]

Attention: [ ]

Delivery Instructions:

(if different than above)

c/o
Street:
City/State/Zip:
Attention:
Telephone No.: